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                                                            EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
First Physician Care, Inc.

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 1997, with respect to the consolidated financial statements of First Physician Care, Inc. included in the Prospectus-Proxy Statement and Registration Statement (Form S-4) of PhyCor, Inc. for the registration of Shares of its common stock.


                                        /s/ Ernst & Young LLP


Atlanta, Georgia
January 29, 1998